Exhibit 8.3

Ernst & Young Belastingadviseurs LLP Cross Towers, Antonio Vivaldistraat 150 1083 HP Amsterdam, Netherlands Postbus 7925 1008 AC Amsterdam, Netherlands	Tel: +31 88 407 10 00 Fax: +31 88 407 10 05 ey.com

To the management of JBS B.V.

Amsterdam, [•] 2023	MM/RdV/VR/SvdZ

JBS B.V.: opinion with respect to the Dutch taxation paragraph as included in the F-4 form of JBS B.V.

Dear Sirs,

You have requested us to render an opinion with respect to certain Dutch tax aspects in connection with the offering of the Class A Common Shares, Brazilian Depository Receipts (“BDRs”) and Class B Common Shares in JBS B.V.1

More specifically you wish to receive our opinion on the following issues:

i.	a Registration Statement containing a prospectus (hereinafter: “Prospectus”) which covers the offering of the securities listed on the cover of such Prospectus.

In giving our opinion we have examined and relied on the F-4 form as filed with the Securities and Exchange Commission (the “Commission”) on [•] (hereinafter: “F-4 Form”). Terms used in this opinion letter have the same meaning as ascribed to them in the F-4 Form.

[1]

We note that JBS B.V. intends to convert its legal form under Dutch law from a private limited liability company (in Dutch: besloten vennootschap met beperkte aansprakelijkheid) to a public limited liability company (naamloze vennootschap) and to change its name to “JBS N.V.” prior to the closing of the proposed transaction. The definition of JBS B.V. is meant to include JBS N.V. posterior to its conversion into a Dutch public limited liability company and vice versa.

Ernst & Young Belastingadviseurs LLP is a limited liability partnership incorporated under the laws of England and Wales and registered with Companies House under number OC335596. The term partner in relation to Ernst & Young Belastingadviseurs LLP is used to refer to (the representative of) a member of Ernst & Young Belastingadviseurs LLP. Ernst & Young Belastingadviseurs LLP has its registered office at 6 More London Place, London, SE1 2DA, United Kingdom, its principal place of business at Boompjes 258, 3011 XZ Rotterdam, the Netherlands and is registered with the Chamber of Commerce Rotterdam number 24432939. Our services are subject to general terms and conditions, which contain a limitation of liability clause.

In the Taxation paragraph of the F-4 Form, the following is included with respect to Dutch tax aspects:

1	Dutch taxation paragraph

Material Dutch Tax Consequences

This summary solely addresses the principal Dutch tax consequences of the Proposed Transaction and acquisition, ownership and disposal of JBS N.V. Class A Common Shares (including any JBS N.V. Class B Common Shares which are held by Eligible Shareholders after completion of the Proposed Transaction and post Conversion of JBS N.V. Class A Common Shares into JBS N.V. Class B Common Shares) or JBS N.V. BDRs and does not purport to describe every aspect of taxation that may be relevant to a particular holder. Tax matters are complex, and the tax consequences of the Proposed Transaction and the offer to a particular holder will depend in part on such holder’s circumstances. Accordingly, a holder is urged to consult his own tax advisor for a full understanding of the tax consequences of the Proposed Transaction and Conversion, including the applicability and effect of Dutch tax laws. Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law.

Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This summary assumes that JBS S.A., Holdco and JBS N.V. are organized, and that their respective businesses will be conducted, in the manner outlined in this prospectus. A change to such organizational structure or to the manner in which JBS S.A., Holdco or JBS N.V. conducts its business may invalidate the contents of this summary, which will not be updated to reflect any such change.

This summary is based on the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this prospectus. The tax law upon which this summary is based, is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.

The summary in this Material Dutch tax consequences paragraph does not address the Dutch tax consequences for a holder of JBS S.A. Common Shares, HoldCo Redeemable Shares, JBS N.V. Class A Common Shares, JBS N.V. BDRs, and/or JBS N.V. Class B Common Shares after completion of the Proposed Transaction including after conversion of any JBS N.V. Class A Common Shares into JBS N.V. Class B Common Shares and conversion of JBS N.V. Class B Common Shares into JBS N.V. Conversion Shares (to be transferred to JBS N.V. at nil consideration) and JBS N.V. Class A Common Shares, who or which:

(i)

is a person who may be deemed an owner of JBS S.A. Common Shares, HoldCo Redeemable Shares, JBS N.V. Class A Common Shares, JBS N.V. Class B Common Shares. JBS N.V. Conversion Shares or JBS N.V. BDRs for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;

(ii)

is, although in principle subject to Dutch corporation tax, in whole or in part, specifically exempt from that tax in connection with income from JBS S.A. Common Shares, HoldCo Redeemable Shares, JBS N.V. Class A Common Shares, JBS N.V. Class B Common Shares, JBS N.V. Conversion Shares or JBS N.V. BDRs;

(iii)	is an investment institution as defined in the Dutch Corporation Tax Act 1969;

(iv)	is an entity that, although in principle subject to Dutch corporation tax, is fully or partly exempt from Dutch corporation tax;

(v)

owns JBS S.A. Common Shares, HoldCo Redeemable Shares, JBS N.V. Class A Common Shares, JBS N.V. Class B Common Shares, JBS N.V. Conversion Shares or JBS N.V. BDRs in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or management role;

(vi)

has a substantial interest or a deemed substantial interest in JBS S.A., Holdco or JBS N.V. for Dutch tax purposes. Generally, a person holds a substantial interest if (a) such person – either alone or, in the case of an individual, together with his partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner for Dutch tax purposes – owns or is deemed to own, directly or indirectly, 5% or more of the shares or of any class of shares of JBS S.A., Holdco or JBS N.V., or rights to acquire, directly or indirectly, such an interest in the shares of JBS S.A., Holdco or JBS N.V. or profit participating certificates relating to 5% or more of the annual profits or to 5% or more of the liquidation proceeds of JBS S.A., Holdco or JBS N.V., or (b) such person’s shares, rights to acquire shares or profit participating certificates in JBS S.A., Holdco or JBS N.V. are held by him following the application of a non-recognition provision; or

(vii)	is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao or Sint Maarten.

The Proposed Transaction

Taxes on Income and Capital Gains

Resident holders of JBS S.A. Common Shares, HoldCo Redeemable Shares

A holder of JBS S.A. Common Shares, and following the Merger of Shares, HoldCo Redeemable Shares who is resident or deemed to be resident in the Netherlands for Dutch tax purposes is fully subject to Dutch income tax if he is an individual or fully subject to Dutch corporation tax if it is a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, as described in the summary below.

Individuals deriving profits or deemed to be deriving profits from an enterprise

Any benefits derived or deemed to be derived from or in connection with JBS S.A. Common Shares or HoldCo Redeemable Shares, including in connection with the Merger of Shares and the redemption of HoldCo Redeemable Shares, that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, are generally subject to Dutch income tax at progressive rates up to 49.5%.

Individuals deriving benefits from miscellaneous activities

Any benefits derived or deemed to be derived from or in connection with JBS S.A. Common Shares or HoldCo Redeemable Shares, including in connection with the Merger of Shares and the redemption of HoldCo Redeemable Shares, that constitute benefits from miscellaneous activities by an individual are generally subject to Dutch income tax at progressive rates up to 49.5%.

An individual may, inter alia, derive, or be deemed to derive, benefits from or in connection with JBS S.A. Common Shares or HoldCo Redeemable Shares that are taxable as benefits from miscellaneous activities if his investment activities go beyond regular active portfolio management.

Other individuals

If a holder of JBS S.A. Common Shares, and following the Merger of Shares, HoldCo Redeemable Shares is an individual whose situation has not been discussed before in the section entitled “—Resident holders of JBS S.A. Common Shares or HoldCo Redeemable Shares,” the value of his JBS S.A. Common Shares, and following the Merger of Shares, HoldCo Redeemable Shares forms part of the yield basis for purposes of tax on benefits from savings and investments.

For the years 2023 and onwards, a new law has recently been passed. This amends the regime for the taxation on benefits from savings and investments. The deemed benefit rate that covers amongst other the income on shares or products derived from shares is (preliminary) determined at 6.17% of the asset value in 2023 (generally the FMV of the shares on January 1, 2023 less a certain threshold). This deemed benefit is taxed at the rate of 32% in 2023. As such, actual benefits derived from or in connection with the JBS S.A. Common Shares or HoldCo Redeemable Shares, including in connection with the Merger of Shares and the redemption of HoldCo Redeemable Shares, are not subject to Dutch income tax in 2023.

Corporate entities

Any benefits derived or deemed to be derived from or in connection with JBS S.A. Common Shares, or HoldCo Redeemable Shares, including in connection with the Merger of Shares and the redemption of HoldCo Redeemable Shares, that are held by a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, are generally subject to Dutch corporation tax.

General

A holder of JBS S.A. Common Shares, and following the Merger of Shares, HoldCo Redeemable Shares will not be deemed to be resident in the Netherlands for Dutch tax purposes by reason only of the Proposed Transaction, including the redemption of the HoldCo Redeemable Shares in exchange for JBS N.V. BDRs.

Non-resident holders of JBS S.A. Common Shares or HoldCo Redeemable Shares

Individuals

If a holder of JBS S.A. Common Shares, and following the Merger of Shares, HoldCo Redeemable Shares is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with JBS S.A. Common Shares or HoldCo Redeemable Shares, including in connection with the Merger of Shares and the redemption of HoldCo Redeemable Shares, except if:

(i)

he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and his JBS S.A. Common Shares, or HoldCo Redeemable Shares are attributable to such permanent establishment or permanent representative;

(ii)

he derives benefits or is deemed to derive benefits from or in connection with JBS S.A. Common Shares or HoldCo Redeemable Shares that are taxable as benefits from miscellaneous activities performed in the Netherlands; or

(iii)

he derives profits pursuant to the entitlement to a share in the profits of an enterprise, other than as a holder of securities, which is effectively managed in the Netherlands and to which enterprise his JBS S.A. Common Shares or HoldCo Redeemable Shares are attributable.

Corporate entities

If a holder of JBS S.A. Common Shares, or following the Merger of Shares, HoldCo Redeemable Shares is a corporate entity, or an entity including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident, nor deemed to be resident in the Netherlands for purposes of Dutch corporation tax, it will not be subject to Dutch corporation tax in respect of any benefits derived or deemed to be derived from or in connection with JBS S.A. Common or HoldCo Redeemable Shares, including in connection with the Merger of Shares and the redemption of HoldCo Redeemable Shares, except if:

(i)

it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its JBS S.A. Common Shares, or HoldCo Redeemable Shares are attributable; or

(ii)

it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its JBS S.A. Common Shares or HoldCo Redeemable Shares are attributable.

General

If a holder of JBS S.A. Common Shares, or following the Merger of Shares, HoldCo Redeemable Shares is neither resident nor deemed to be resident in the Netherlands, such holder will for Dutch tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands by reason only of the Proposed Transaction, including the redemption of HoldCo Redeemable Shares in exchange for JBS N.V. BDRs.

Dividend Withholding Tax

The Proposed Transaction should not be subject to Dutch dividend withholding tax.

Conversion

The Conversion of one or more JBS N.V. Class A Common Shares into one or more JBS N.V. Class B Common Shares is not a taxable event and does not trigger any Dutch personal income tax and Dutch dividend withholding tax for resident and non-resident individuals.

For non-resident corporate entities, the Conversion is not a taxable event and does not trigger Dutch corporate income tax and Dutch dividend withholding tax.

For resident corporate entities and dependent on whether there is an increase or decrease of FMV of JBS N.V. Class B Common Shares upon Conversion of one or more JBS N.V. Class A Common Shares into one or more JBS N.V. Class B Common Shares such result realized is generally included in the taxable result of the resident corporate entity.

Ownership of JBS N.V. Class A Common Shares, JBV N.V. BDRs or JBS N.V. Class B Common Shares

Taxes on Income and Capital Gains

Resident holders of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares

A holder of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares who is resident or deemed to be resident in the Netherlands for Dutch tax purposes is fully subject to Dutch income tax if he is an individual or fully subject to Dutch corporation tax if it is a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, as described in the summary below.

Individuals deriving profits or deemed to be deriving profits from an enterprise

Any benefits derived or deemed to be derived from or in connection with JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, are generally subject to Dutch income tax at progressive rates up to 49.5%.

Individuals deriving benefits from miscellaneous activities

Any benefits derived or deemed to be derived from or in connection with JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares that constitute benefits from miscellaneous activities by an individual are generally subject to Dutch income tax at progressive rates up to 49.5%.

An individual may, inter alia, derive, or be deemed to derive, benefits from or in connection with JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares that are taxable as benefits from miscellaneous activities if his investment activities go beyond regular active portfolio management.

Other individuals

If a holder of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares is an individual whose situation has not been discussed before in this section “Material Dutch Tax Consequences— Taxation of Holders of JBS N.V. Class A Common Shares—Taxes on income and capital gains—Resident holders of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares,” the value of his JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares forms part of the yield basis for purposes of tax on benefits from savings and investments.

For the years 2023 and onwards, a new law has recently been passed. This amends the regime for the taxation on benefits from savings and investments. The deemed benefit rate that covers amongst other the income on shares or products derived from shares is (preliminary) determined at 6.17% of the asset value in 2023 (generally the FMV of the shares on January 1, 2023 less a certain threshold). This deemed benefit is taxed at the rate of 32% in 2023. Actual benefits derived from or in connection with the JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares are not subject to Dutch income tax in 2023.

Corporate entities

Any benefits derived or deemed to be derived from or in connection with JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares that are held by a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, are generally subject to Dutch corporation tax.

General

A holder of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares will not be deemed to be resident in the Netherlands for Dutch tax purposes by reason only of the execution and/or enforcement of the documents relating to the issue of JBS N.V. Class A Common Shares, JBS N.V. BDRs, or JBS N.V. Class B Common Shares or the performance by JBS N.V. of its obligations under such documents or under the JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares.

Non-resident holders of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares

Individuals

If a holder of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares, except if:

(i)

he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and his JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares are attributable to such permanent establishment or permanent representative;

(ii)

he derives benefits or is deemed to derive benefits from or in connection with JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares that are taxable as benefits from miscellaneous activities performed in the Netherlands; or

(iii)

he derives profits pursuant to the entitlement to a share in the profits of an enterprise, other than as a holder of securities, which is effectively managed in the Netherlands and to which enterprise his JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares are attributable.

Corporate entities

If a holder of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares is a corporate entity, or an entity including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident, nor deemed to be resident in the Netherlands for purposes of Dutch corporation tax, it will not be subject to Dutch corporation tax in respect of any benefits derived or deemed to be derived from or in connection with JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares, except if:

(i)

it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares are attributable; or

(ii)

it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares are attributable.

General

If a holder of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares is neither resident nor deemed to be resident in the Netherlands, such holder will for Dutch tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands by reason only of holding JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares or the performance by JBS N.V. of its obligations under the JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares.

Dividend Withholding Tax

General

JBS N.V. is generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by JBS N.V., subject to possible relief under Dutch domestic law, the Treaty on the Functioning of the European Union or an applicable Dutch income tax treaty depending on a particular holder of JBS N.V. Class A Common Shares, JBS N.V. BDRs’ or JBS N.V. Class B Common Shares individual circumstances.

The concept “dividends distributed by JBS N.V.” as used in this material Dutch tax consequences paragraph includes, but is not limited to, the following:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of capital not recognized as paid-in for Dutch dividend withholding tax purposes;

•

liquidation proceeds and proceeds of repurchase or redemption of JBS N.V. Class A Common Shares or JBS N.V. Class B Common Shares in excess of the average capital recognized as paid-in for Dutch dividend withholding tax purposes;

•

the par value of JBS N.V. Class A Common Shares or JBS N.V. Class B Common Shares issued by JBS N.V. to a holder of JBS N.V. Class A Common Shares or JBS N.V. Class B Common Shares or an increase of the par value of JBS N.V. Class A Common Shares or JBS N.V. Class B Common Shares, as the case may be, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

•

partial repayment of capital, recognized as paid-in for Dutch dividend withholding tax purposes, if and to the extent that there are net profits, unless (a) the general meeting of shareholders of JBS N.V. has resolved in advance to make such repayment and (b) the par value of the JBS N.V. Class A Common Shares or JBS N.V. Class B Common Shares concerned has been reduced by an equal amount by way of an amendment to JBS N.V.’s articles of association.

Additional withholding tax

Further, as from 1 January 2024, an additional Dutch withholding tax may apply with respect to dividends distributed or deemed to be distributed by JBS N.V. if the dividends are distributed or deemed to be distributed to a related party (not individual), which (i) is resident in a low-tax or non-cooperative jurisdiction as specifically listed in an annually updated Dutch regulation, (ii) has a permanent establishment in any such jurisdiction as stated under (i) before to which the shares of JBS N.V. and thus dividend is attributable, (iii) is neither resident in the Netherlands nor in a low-tax or non-cooperative jurisdiction, and is entitled to the dividend with the main purpose or one of the main purposes to avoid withholding tax of another person, (iv) is a hybrid entity, or (v) is not resident in any jurisdiction, within the meaning of the Dutch Withholding Tax Act 2021. The additional Dutch withholding tax rate will be equal to the highest Dutch corporate income tax rate at the time of the dividend payment, which is currently 25.8%. Subject to further conditions, the additional Dutch withholding tax on dividends may be reduced by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution.

Gift and Inheritance Taxes

No Dutch gift tax or Dutch inheritance tax will arise with respect to an acquisition or deemed acquisition of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares by way of gift by, or upon the death of, a holder of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax except if, in the event of a gift whilst not being a resident nor being a deemed resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, the holder of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares becomes a resident or a deemed resident in the Netherlands and dies within 180 days after the date of the gift.

For purposes of Dutch gift tax and Dutch inheritance tax, a gift of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

Registration Taxes and Duties

No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the Netherlands in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares, the performance by JBS N.V. of its obligations under such documents, or the transfer of JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares, except that Dutch real property transfer tax may be due upon an acquisition in connection with JBS N.V. Class A Common Shares, JBS N.V. BDRs or JBS N.V. Class B Common Shares of real property situated in the Netherlands, (an interest in) an asset that qualifies as real property situated in the Netherlands, or (an interest in) a right over real property situated in the Netherlands, for the purposes of Dutch real property transfer tax.

2	Opinion

Based on our review of the above, our assumptions as set out below and our analysis of the Dutch tax law as we have considered necessary or appropriate, we are of the opinion that the Dutch tax considerations as described in the Taxation paragraph, as far as it concerns Dutch corporate tax law, Dutch dividend withholding tax law, Dutch personal income tax law, gift and inheritance tax law and real estate transfer tax law are correct.

In rendering our opinion we have assumed that the F-4 Form relates to the offering of Class A Common Shares, BDRs and Class B Common Shares in JBS B.V.

3	Final remarks

This opinion is limited to matters of Dutch corporate tax law and Dutch personal income tax law, Dutch dividend withholding tax law, Dutch personal income tax law, gift and inheritance tax law and real estate transfer tax law as it stands at the date hereof and as such laws are interpreted in the published case law of the courts in the Netherlands. We disclaim any duty to keep you informed about any change in law applicable to the facts presented. This opinion is based on assumed facts as they are presented to us and the accurateness of which we have not verified.

This opinion is solely addressed to JBS B.V. and may not be relied upon by any other person, firm, company or institution without our prior written consent except for the Commission.

In this opinion, Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. These concepts may not be identical to the concepts designated by the same English term, as they exist under the laws of jurisdictions other than the Netherlands. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by and construed under Dutch law and be brought before a Dutch court. Any liability for this opinion is governed and limited by our general terms and conditions. Any liability for this opinion is governed and limited by our general terms and conditions and the engagement agreement concluded with JBS S/A and JBS B.V. as affiliated entity on March 13, 2023.

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any other matters not specifically referred to herein. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties or other information or any document examined in connection with the opinion except as expressly confirmed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the F-4 Form, and to the references therein to us. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Yours sincerely,

On behalf of Ernst & Young Belastingadviseurs LLP,

Martijn Munniksma	Rudolf de Vries

Partner	Partner